EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

To the Board of Directors and Stockholders of The Bear Stearns Companies Inc.

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited condensed consolidated interim financial information of The Bear Stearns Companies Inc. and subsidiaries for the periods ended February 29, 2008 and February 28, 2007, as indicated in our report dated April 14, 2008 (which report included explanatory paragraphs referring to substantial doubt about the Company's ability to continue as a going concern, and the adoption of Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109"); because we did not perform an audit, we expressed no opinion on that information.


We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended February 29, 2008, is incorporated by reference in the following Registration Statements:

     Filed on Form S-3:                                      Filed on Form S-8:
         Registration Statement No.  033-52053                   Registration Statement No.  033-56103
         Registration Statement No.  033-52701                   Registration Statement No.  333-16041
         Registration Statement No.  033-55673                   Registration Statement No.  333-50928
         Registration Statement No.  033-56009                   Registration Statement No.  333-57460
         Registration Statement No.  033-60065                   Registration Statement No.  333-57661
         Registration Statement No.  033-63561                   Registration Statement No.  333-58007
         Registration Statement No.  333-03685                   Registration Statement No.  333-63002
         Registration Statement No.  333-17985                   Registration Statement No.  333-66353
         Registration Statement No.  333-31277                   Registration Statement No.  333-74200
         Registration Statement No.  333-42295                   Registration Statement No.  333-81901
         Registration Statement No.  333-43565                   Registration Statement No.  333-83580
         Registration Statement No.  333-57083                   Registration Statement No.  333-86060
         Registration Statement No.  333-61437                   Registration Statement No.  333-92357
         Registration Statement No.  333-66861                   Registration Statement No.  333-101461
         Registration Statement No.  333-79417                   Registration Statement No.  333-104006
         Registration Statement No.  333-83049                   Registration Statement No.  333-106567
         Registration Statement No.  333-31980                   Registration Statement No.  333-106631
         Registration Statement No.  333-49876                   Registration Statement No.  333-108976
         Registration Statement No.  333-52902                   Registration Statement No.  333-116983
         Registration Statement No.  333-76894
         Registration Statement No.  333-104455
         Registration Statement No.  333-109793
         Registration Statement No.  333-121744
         Registration Statement No.  333-136599
         Registration Statement No.  333-136666
         Registration Statement No.  333-138353

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/ Deloitte & Touche LLP
New York, New York
April 14, 2008